EXHIBIT 10.44

                                THE VILLAGE BANK

                        INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is made on January 9, 1992, between The Village Bank of Chapel Hill ("Bank") and Daniel E. Fox {hereinafter referred to as the "Participant"}.

Whereas the Participant is a valuable and trusted employee of the Bank, and the Bank considers it desirable and in its best interests that the Participant be given an inducement to acquire a further proprietary interest in the Bank, and an added incentive to advance the interests of the Bank by possessing an option to purchase shares of the Bank, in accordance with the Incentive Stock Option Plan adopted by the Board of Directors of the Bank on March 8, 1982, and approved by the stockholders on March 22, 1982.

Now, therefore, in consideration of the premises, it is agreed by and between the parties as follows:

1. GRANT OF OPTION. The Bank hereby grants to the Participant the right, privilege, and option to purchase 969 Bank shares of its common stock at the purchase price of $5.25 per share, in the manner and subject to the conditions hereinafter provided.

2. TIME OF EXERCISE OF OPTION. The aforesaid option may be exercised at any time, and from time to time, in whole or in part, Until the termination thereof as provided in paragraph 4 below; provided, however, that the option herein granted to the Participant shall in no event be exercised while there is outstanding any option previously granted to him to purchase stock of the Bank, and further provided that for this purpose any such previously granted option not having been exercised in full shall be deemed to remain outstanding until the expiration of the period during which under its initial terms it could have been exercised.

3. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Stock Option Plan Committee of the Bank, accompanied by a check in payment Of the option price for the number of shares specified and paid for. The Bank shall make immediate delivery of such shares, provided that if any law or regulation requires the Bank to take any action with respect to the shares speclfled in such notice before the issuance thereof, then the date of deliver of such shares shall be extended for the period necessary to take such action.

4. TERMINATION of OPTION. Except as herein otherwise stated, the option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

(a) The expiration of three months after the date on which the Participant's employment by the Bank is terminated (except if such termination be by reason of death or permanent and total disability);

(b) The expiration of 12 months after the date on which the Participant's employment by the Bank is terminated, if such termination be by reason of the Participant's permanent and total disability;

(c) In the event of the Participant's death while in the employ of the Bank, his executors of administrators may exercise, within 60 days following the date of his death, the option as to any of the Bank shares not theretofore exercised during his lifetime; January 10, 2002, (being the expiration of ten years from the grant of this option).

5. RECLASSIFICATION; CONSOLIDATION, OR MERGER If and to the extent that the number of issued shares of common stock of the Bank shall be increased or reduced by chanqe in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. If the Bank is reorganized Or consolidated or merged with another Bank, the Participant shall be entitled to receive options Covering shares of such

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reorganized, consolidated, or merged company in the same proportion, at an eqivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give the Participant additional benefits which he did not have under the old option, or deprive him of benefits which he had under the old option.

6. RIGHTS PRIOR TO EXERCISE OF OPTION. This option is nontransferable by the Participant, except in the event of his death as provided in paragraph 4(c) above, and during his lifetime is exercisable only by him. The Participant shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of such shares as herein provided.

7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

In witness whereof the parties hereto have caused this Agreement to be executed on the day and year first above written.

THE VILLAGE BANK

Chairman of the Board
and
Secretary